Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Ironwood Gold Corp. 2010 Equity Incentive Plan of our report dated November 4, 2009, with respect to the consolidated financial statements of Ironwood Gold Corp. included in its Annual Report (Form 10-K) for the year ended August 31, 2009, filed with the Securities and Exchange Commission.

Murray, Utah	/s/ Madsen & Associates, CPA’s Inc.
May 25, 2010